Exhibit 14.1

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated April 29, 2005, relating to the financial statements and financial highlights which appear in the March 31, 2005 Annual Report to Shareholders of the Mason Street Index 400 Stock Fund (a series of Mason Street Funds, Inc.), which is also incorporated by reference into the Registration Statement.




PricewaterhouseCoopers LLP
Milwaukee, WI
December 22, 2005